EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT, dated as of April 5, 2002, between Jitsource, Inc., a Delaware corporation with its principal place of business at 233 Wilshire Blvd. Suite 960, Santam Monica California (the “Company”), and Akhee Rahman, an individual residing at 1221 Ocean Avenue #1202, Santa Monica California (the “Employee”).

W I T N E S S E T H:

        WHEREAS, the Company desires to employ Employee as President of the Company, to be commenced on April 5, 2002 (“Employment Date”), on the terms and conditions herein provided; and

        WHEREAS, the Employee desires to accept such employment on the terms and conditions herein provided.

        NOW, THEREFORE, in consideration of the mutual covenants and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

         A.   EMPLOYMENT

                 1.   Employment.   The Company hereby employs the Employee as the President of the Company, and the Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

                  2.    Term.    The term of the Employee's employment under this Agreement (the "Term") shall be for the period of the earlier of (i) the termination of the Employee's services by the Company in accordance herewith and (ii) five (5) years commencing on the Employment Date and terminating the day immediately following the fifth anniversary date of the Employment Date (the "Expiration Date").

                  3.   Duties and Services.

                          (i)   During the Term, the Employee shall perform all duties incident to the position of President which duties shall include without limitation: (i) providing services and duties on behalf of the Company and for the benefit of certain clients of the Company, including without limitation, (a) managing and supervising the general operation of the Company, and (b) generating and expanding revenues for Company; (ii) promoting the Company to potential customers and developing client base and goodwill; (iii) abiding by all By-laws, policies, practices, procedures or rules of the Company with respect to performance of Employee's services as an officer; (iv) abiding by all of the applicable terms and conditions of the

Company's general personnel policy and guidelines, unless such guidelines shall be inconsistent with the express provisions of this Agreement; and (v) other duties assigned from time to time by the board of directors or meetings of shareholders of the Company.

                          (ii)   Employee agrees to devote her best efforts, energies and skills to the discharge of the duties and responsibilities attributable to her position, and to this end, he will devote her full time and attention exclusively to the business and affairs of the Company. Employee also agrees that he shall not take personal advantage of any business opportunities which arise during her employment and which may benefit the Company. All material facts regarding such opportunities must be promptly reported to the board of directors for consideration by the Company.

                  4.   Salary and Benefits.    For all services rendered by the Employee, the Company shall pay the Employee:

                          (i)   An annual salary as follows:

                                (a)   Base annual compensation of 500,000 Shares, payable in monthly installments commencing on April 5, 2002 and each monthly anniversary date thereafter (a "Pay Date"). In the event that the Employment is terminated under any terms of Section B below in the middle of a calendar month, the Company shall pay the Employee for that month a salary which shall be equal to the product of (i) the total days of work by that Employee in that month and (ii) the per diem salary which is calculated by dividing the Salary by the actual number of days in the relevant calendar month.

                  5.   Right of Termination.   Notwithstanding anything herein to the contrary, in the event that the Company shall fail to pay Employee any amounts hereunder for more than sixty (60) days after same shall be due and payable, and Company is solvent and able to pay Employee such amounts hereunder, this Agreement shall terminate.

         B.   TERMINATION OF EMPLOYMENT

                  1.   Termination.  The Company may terminate the Employee's employment and the Term in the event the Employee fails to perform the Employee's duties and responsibilities in any material respect or commits any material breach of this Agreement. Notwithstanding the above, in such event, the Company shall be required to provide the Employee with a notice of such event stating the Employee's specific failure to perform or material breach of this Agreement and providing the Employee with a thirty (30) day period to cure such event prior to termination.

                  The Company may terminate the Employee's employment and the Term without any prior notice to the Employee in the event the Employee's employment is terminated

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for cause. For the purposes of this Section (B)(1), the term "for cause" shall mean (w) criminal conduct (of which a conviction would be required); (x) acts of moral turpitude; (y) conduct which is materially adverse to the Company.

                  The Employee may terminate the Employee's employment and the Term, with or without cause, by thirty (30) days' prior written notice to the Company; provided however, that the Employee may terminate without any prior notice to the Company in the event the Company fails to perform its duties in any material respect or commits any material breach of this Agreement.

                  In the event that the Company or Employee shall terminate this Agreement in accordance with this Section B(1), the Company shall have the right to hold any monies due Employee and set off such amounts against any losses sustained by the Company due to the breach of any terms and conditions of this Agreement by the Employee.

                  2.   Disability of Employee.    If the Employee is incapacitated or disabled during the Term by accident, sickness or otherwise so as to render the Employee physically or mentally incapable of performing in all material respects the services required to be performed by the Employee under this Agreement for any of the following periods: (i) ninety (90) consecutive days; or (ii) ninety (90) days in any one hundred and twenty (120) day period (collectively, the "Disability Period"), then the term of this Agreement shall terminate on the last day of such Disability Period.

                  3.   Death of Employee.   If the Employee dies during the Term, this Agreement shall terminate as of the date of the Employee's death. In the event of such termination, the Employee's estate shall be entitled to receive the Employee's regular salary pursuant to Section (A)(4) through the last day of the month in which the Employee's death occurs.

         C.   RESTRICTIVE COVENANTS OF THE EMPLOYEE

                  1.    Confidentiality, Non-Solicitation, Non-Competition and Patents and Copyrights. As a condition `precedent to the Company's obligations under this Agreement, the Employee shall execute and deliver to the Company an original of the Proprietary Information and Inventions, Non-Solicitation and Non-Competition Agreement (the "Non-Competition Agreement"), in substantially the form and substance set forth in Exhibit A hereto. The Employee agrees to abide by the terms and conditions of the Non-Competition Agreement. Any breach of the Non-Competition Agreement shall be deemed a material breach of this Agreement.

                  2.   Injunctive Relief.   The Employee acknowledges that a breach

Company	Employee

or threatened breach of the Non-Competition Agreement will cause the Company irreparable injury and damage. The Employee therefore agrees that, in addition to any other remedies that may be available to the Company, the Company shall be entitled to an injunction and/or other equitable relief (without the requirement of posting a bond or other security) to prevent a breach or threatened breach of such sections and to secure their enforcement.

         D.   MISCELLANEOUS

                  1.   Assignability.   This Agreement is personal and non-assignable by the Employee. It shall inure to the benefit of any corporation or other entity with or into which the Company shall merge or consolidate or to which the Company shall lease or sell all or substantially all of its assets.

                  2.   Representations.   The Employee represents and warrants to the Company that the Employee is not now under any obligation to any person, firm or corporation, and has no other interest, which is inconsistent or in conflict with this Agreement or the Non-Competition Agreement, or which would prevent, limit or impair, in any way, the Employee's performance of any of the covenants or duties hereinabove set forth.

                  3.   Notice.   All notices and other communication hereunder shall be in writing. All notices and ommunication hereunder shall be deemed to be given on the date thereof if sent by personal delivery with receipt acknowledged or by facsimile, or five (5) business days after if sent by certified mail, return receipt requested. All notices or communications shall be given to the respective parties at the following addresses, or such other addresses as the parties may designate in writing, after giving notice in accordance with this Section (D)(3):

Notice to the Company, to:	233 Wilshire Blvd. Suite 960 Santa Monica CA 90401
Notice to the Employee, to:	1221 Ocean Avenue #1202 Santa Monica Ca 90401

                  4.   Severability.   The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of any other provision. If any provision of ther Agreement is finally held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be

Company	Employee

appropriately limited and reduced (in time, duration, geographical scope, activity or subject) and given effect to the extent it may be enforceable in accordance with applicable law.

                  5.   Headings.   The headings to the sections of this Agreement are for convenience of reference only and shall not be given any effect in the construction or interpretation of this Agreement.

                  6.   Governing Law.   This Agreement has been executed and delivered in the State of California and shall be interpreted, enforced and governed by the laws of the State of California(without regard for the conflict of laws principles applied by the Courts of the State of            .

                  7.   Jurisdiction.   The Employee hereby irrevocably consents that any legal action or proceeding against him or any of her assets with respect to this Agreement or the Non-Competition Agreement may be brought in any jurisdiction where the Employee or any of her assets may be found, or in any court of the State of Californiaor any Federal court of the United States of America located in            , United States of America, or both, as the Company may elect, and by execution and delivery of this Agreement and the Non-Competition Agreement, the Employee hereby irrevocably submits to and accepts with regard to any such action or proceeding, for himself and in respect of her assets, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company may serve process in any manner permitted by applicable law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction. The Employee further agrees that final judgment against the Employee in any action or proceeding in connection with this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the Employee's indebtedness. The Employee hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which the Employee may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Non-Competition Agreement brought in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of New York has been brought in an inconvenient forum.

                  8.   Expenses.   If a party to this Agreement shall breach or threaten to breach this Agreement, the other party agrees to pay on demand all of the non-breaching party's costs of enforcing this Agreement, including, but not limited to, reasonable attorneys' fees and expenses and court costs, provided that, in each case, the party alleging such breach shall prevail in its claim.

                  9.   Entire Agreement.   This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous

Company	Employee

oral and written agreements, understandings, negotiations and discussions. This Agreement may not be amended orally, nor shall any purported oral amendment or modification (even if accompanied by partial or complete performance in accordance therewith) be of any legal force or effect or constitute an amendment or modification of this Agreement, but rather this Agreement may be amended or modified only by an agreement in writing signed by the parties hereto.

                  10.   WAIVER OF JURY TRIAL   THE COMPANY AND THE EMPLOYEE TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR THE NON-COMPETITION AGREEMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE COMPANY AND THE EMPLOYEE HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION (D)(10) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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Company	Employee

IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.

JITSOURCE, INC By: /s/
AKHEE RAHMAN

Company	Employee